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               EXHIBIT 5: OPINION OF MULDOON MURPHY & AGUGGIA LLP

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                                 August 29, 2007



Board of Directors
Newport Bancorp, Inc.
100 Bellevue Avenue
Newport, Rhode Island  02840

         Re:      NEWPORT BANCORP, INC. 2007 EQUITY INCENTIVE PLAN

Board Members:

         We have been requested by Newport Bancorp, Inc., a federal corporation (the "Company"), to issue our opinion in connection with the registration on Form S-8 of shares of the Company's common stock, par value $0.01 per share (the "Shares"). The registration statement on Form S-8 ("Registration Statement") covers 682,967 Shares that may be issued as awards under the Newport Bancorp, Inc. 2007 Equity Incentive Plan (the "Plan"). The Plan provides that no more than 487,834 Shares may be issued upon the exercise of stock options and no more than 195,133 Shares may be issued upon the grant of restricted stock awards. The registration of the Shares is being effected under the Securities Act of 1933, as amended (the "Securities Act").

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

         Based on the foregoing and limited in all respects to Maryland law, it is our opinion that the Shares reserved for issuance under the Plan are duly authorized and, with respect to the Shares of Company common stock issuable upon the exercise of stock options granted or to be granted under the Plan, upon payment for such stock options, and, with respect to awards of restricted stock under the Plan, upon issuance of such shares in the manner described in the Plan, the Shares granted or to be granted will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.


                                        Very truly yours,


                                        /s/ Muldoon Murphy & Aguggia LLP

                                        MULDOON MURPHY & AGUGGIA LLP